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                                                                      EXHIBIT 8/
                                                                    EXHIBIT 23.4

                           MORGAN, LEWIS & BOCKIUS LLP
                                Counselors at Law
                                 101 Park Avenue
                             New York, NY 10178-0060
                                  212-309-6000
                                Fax: 212-309-6273

                                                                  April 23, 1997

PXRE Corporation
399 Thornall Street
14th Floor
Edison, New Jersey  08837

         Re:  Registration Statement on Form S-4
              ----------------------------------

Ladies and Gentlemen:

     We have acted as special U.S. tax counsel to PXRE Corporation, a Delaware corporation ("PXRE"), and Sponsor of PXRE Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the Registration Statement on Form S-4 of PXRE and the Trust, as amended to date (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the proposed issuance by the Trust of $100,000,000 aggregate liquidation amount of 8.85% Capital Trust Pass-through Securities'sm' (TRUPS'sm') (the "New Capital Securities") registered under the Securities Act in exchange for up to $100,000,000 liquidation amount of the Trust's outstanding 8.85% Capital Trust Pass-through Securities'sm' (TRUPS'sm') (the "Old Capital Securities"; and, together with the New Capital Securities, the "Capital Securities"); (ii) the proposed issuance by PXRE to the Trust of $103,093,000 aggregate principal amount of PXRE's 8.85% Junior Subordinated Deferrable Interest Debentures due 2027 of PXRE (the "New Debt Securities"), registered under the Securities Act in exchange for up to $103,093,000 aggregate principal amount of PXRE's 8.85% Junior Subordinated Deferrable Interest Debentures due 2027 (the "Old Debt Securities"; and, together with the New Debt Securities, the "Subordinated
Debt Securities"); and (iii) PXRE's Guarantee of the New Capital Securities registered under the Securities Act in exchange for PXRE's Guarantee of the Old Capital Securities, all as more fully described in the Registration Statement and the prospectus included as part of the Registration Statement. Except as otherwise specified, terms used herein have the meanings ascribed to them in the Registration Statement.

     It is our opinion that the statements made in the Registration Statement under the caption "United States Federal Income Taxation," insofar as they purport to describe the material United States federal income tax consequences of the purchase, ownership and disposition of the Subordinated Debt Securities and Capital Securities, fairly summarize in all material respects the matters therein described.




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     In giving the opinion expressed above, we have examined among other things such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including without limitation, (i) the final offering memorandum, dated January 24, 1997, of PXRE and the Trust, relating to the sale of the Old Capital Securities; (ii) the purchase agreement for the issuance and sale of $100,000,000 aggregate liquidation amount of the Old Capital Securities by the Trust; (iii) the Indenture; (iv) the Supplemental Indenture; (v) the Common Securities Guarantee Agreement, dated as of January 29, 1997, executed by PXRE as Guarantor; (vi) the Capital Securities Guarantee Agreement, dated as of January 29, 1997, by PXRE and First Union National Bank, as Guarantee Trustee;
(vii) the Registration Rights Agreement, dated January 29, 1997, among PXRE, the Trust and the Initial Purchasers; (viii) the Amended and Restated Declaration of Trust, dated as of January 29, 1997, by First Union Bank of Delaware as Delaware Trustee, First Union National Bank as Institutional Trustee, PXRE as Sponsor, and the Administrators (as defined therein); (ix) the form of the Capital Securities included as part of the Declaration; (x) the form of the Subordinated Debt Securities included as part of the Supplemental Indenture; (xi) the Registration Statement (including the prospectus included as part of the Registration Statement); (xii) a specimen certificate evidencing the New Debt Securities; (xiii) a specimen certificate evidencing the New Capital Securities; and (xiv) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

     We have also examined originals, or copies satisfactory to us, of all such corporate records, agreements, certificates, governmental orders, permits and other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinions, we have relied upon the statements and representations of officers or other representatives of PXRE and the Trust and others and of public officials.

     The opinion expressed above is based upon existing United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions as of the date hereof. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

     The opinion expressed above has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matters were contested, a court would agree with the opinion set forth herein.

     In giving the foregoing opinion, we express no opinion regarding any other aspect of United States federal tax law or any aspect of state, local or foreign tax law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the captions "United States Federal Income Taxation" and "Legal Matters" in the prospectus that is part of such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                          Very truly yours,

                                          /s/ Morgan, Lewis & Bockius LLP


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